FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported) December 18, 2017

WESTMOUNTAIN COMPANY
 (Exact Name of Business Issuer as specified in its charter)

Colorado	0-53030	26-1315305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001-A E. Harmony Road, #366, Fort Collins, Colorado 80525
 (Address of principal executive offices including zip code)

(970) 223-4499
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," "our" or "the Company" refer to West Mountain Company, a Colorado corporation, and our wholly-owned subsidiaries.

Item 1.01  Entry into a Material Agreement

See Item 2.01 below.

Item 2.01 Disposition of Assets

On December 18, 2017, the Company entered into an agreement with Lake Marie, LLC, a Colorado limited liability owned by individuals affiliated with WestMountain Blue, LLC, and BOCO Investments, LLC, the principal stockholders of the Company. The Company has sold all of its passive investment securities in this transaction. This sale was the result of a decision by the Company to no longer hold passive investment securities as a part of its business model going forward. The Company received an aggregate of $526,401 in gross proceeds from the sale, based upon a third party fairness opinion regarding the valuation of the assets. The Company plans to distribute most of the gross proceeds from the sale in the form of dividends to its shareholders prior to the fiscal year end.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 21, 2017	WESTMOUNTAIN COMPANY

	By	/s/ Brian L. Klemsz,
Brian L. Klemsz, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive, Accounting and Financial Officer)